SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  - May 31, 2006
(Date of Earliest Event Reported)

POPULAR ABS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	333-115371-13	52-2029487
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)

103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19803
(Address of principal executive offices)

Registrant’s telephone number, including area code: (302) 478-6160

Item 1.01 Entry Into a Material Definitive Agreement.

Effective as of 11:59 p.m. on May 31, 2006 (the “Effective Time”), Equity One, Inc., a Delaware corporation (the “Servicer”) and servicer of the mortgage loans held by the Popular ABS, Inc. Mortgage Pass-Through Trust 2006-A (the “Trust”), transferred substantially all of its mortgage servicing operations and business to Popular Mortgage Servicing, Inc., a Delaware corporation (“PMSI”) and a wholly owned subsidiary of the Servicer’s direct parent, Popular Financial Holdings, Inc., a Delaware corporation (the “Transfer”).

In connection with the Transfer, the Servicer and PMSI entered into a Subservicing Agreement dated as of May 31, 2006 (the “Subservicing Agreement”), wherein as of the Effective Time the Servicer appointed PMSI as a subservicer under that certain Pooling and Servicing Agreement dated as of January 1, 2006, pertaining to the Trust (the “Pooling and Servicing Agreement”) to perform substantially all of the Servicer’s servicing obligations thereunder in a manner consistent with the provisions of the Pooling and Servicing Agreement and the Subservicing Agreement. The Servicer nevertheless remains contractually obligated under the Pooling and Servicing Agreement for the performance of all of its obligations thereunder, and to the extent described in the Subservicing Agreement, is entitled to indemnification by PMSI for PMSI’s negligence or willful misconduct in the performance of its obligations under the Subservicing Agreement. PMSI may terminate the Subservicing Agreement upon 90-days prior written notice to the Servicer.

A copy of the Subservicing Agreement is annexed hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits:

99.1    Subservicing Agreement dated as of May 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POPULAR ABS, INC.

By:	/s/ Darren Nelson
Darren Nelson Senior Vice President

Dated: June 1, 2006

Exhibit Index

Exhibit	Document

99.1	Subservicing Agreement dated as of May 31, 2006.